[stamp:] M. GLORIA ACHARAN TOLEDO NOTARY PUBLIC MATIAS COUSINO 154 - PHONE NOS. 6641522 6646845 - 6646398 SANTIAGO	[stamp:]	MARIA GLORIA ACHARAN TOLEDO NOTARY 42 - A.M. NOTARY - SANTIAGO

PROTOCOL No. 9205

RECORDATION OF DOCUMENT

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MINUTES SPECIAL MEETING OF THE BOARD OF DIRECTORS

TELMEX CHILE HOLDING S.A.

IN SANTIAGO, CHILE, on April nineteenth of two thousand before, before me, SERGIO FERNANDO NOVOA GALAN, a Chilean national, attorney, national identification card three million six hundred thirty-nine thousand four hundred sixty-seven dash six, Notary Public of the Forty-Second Notary Public Office of Santiago, Alternate for Chief Notary Ms. MARIA GLORIA ACHARAN TOLEDO, as contained in the Court Order duly recorded, which is attached to the end of the present month’s records, with office at Calle Matías Cousi&ntidle;o number one hundred fifty-four, appears: Mr. JUAN FRANCISCO GUTIERREZ IRARRAZAVAL, a Chilean national, married, an attorney, identification card number six million six hundred ninety-three thousand one hundred sixty-four dash one, domiciled at El Golf number forty, nineteenth floor, Commune of Las Condes, Santiago, the party of age of majority, proving his identity with the aforementioned identification card, who states that: duly authorized, as shall be proved, he comes to record the following minutes: “MINUTES SPECIAL MEETING OF THE BOARD OF DIRECTORS TELMEX CHILE HOLDING S.A. In Mexico City, Federal District, on April second of the year two thousand four, at ten o’clock a.m., at the offices located at Parque Via one hundred ninety, Colonia Cuauhtemco, Post Code zero six thousand five hundred ninety-nine, the members of the Board of Directors of “Telmex Chile Holding S.A.” – hereinafter also called the “Company” – met with the attendance of Messrs. Directors Oscar Von Hauske, Sergio Rodríguez Molleda and Jaime Chico Pardo. The meeting was chaired by Mr. Oscar Van Hauske and Mr. Sergio Rodríguez Molleda acted as secretary. Inasmuch as all the members of the Board of Directors were present, the Board of Directors meeting was called to order and the meeting began. The Chairman thanked the participants for their appearance and stated that the purpose of the present meeting was to analyze the following matters: FIRST: APPROVAL OF THE PRIOR MINUTES: The Secretary read the minutes of the prior meeting, which were approved without remark. SECOND: THE CHAIRMAN’S ACCOUNT: The Chairman took the floor, who indicated to Grupo Telemex had made contact for the possible acquisition of Chilesat Corp. S.A. and its affiliates, among with is the affiliate Chilesat S.A., and so he wishes to submit this transaction for the knowledge and decision of the Board of Directors. The transaction, the Chairman indicated, includes taking control of the telecommunications company Chilesat Corp. S.A., which has a major presence in the Chilean telecommunications market, especially as related to long-distance calls. Chilesat Corp. S.A.‘s principal asset is its controlling position nearing one hundred percent of Chilesat S.A., which in turn represents more than seventy-five percent of its consolidated assets. The Chairman also mentioned that the transaction to acquire Chilesat Corp. S.A., given that it is a joint-stock company that sells stock, and because of the acquisition of its stock, it is believed that a price substantially above the market price should be paid, this acquisition should be done through a public offering to purchase stock (“OPA”). Likewise, and in virtue of the requirements of the Chilean Securities Exchange Act, and the fact that Chilesat S.A., an affiliate of Chilesat Corp. S.A., represents more than seventy-five percent of the consolidated assets of its parent, and for the effects of Chilean law it also publicly offers its securities, it is first necessary to hold an OPA to obtain control of Chilesat S.A. The Chairman continued that the transaction also includes that immediately prior to the launch of the two aforementioned OPA’s, the Company would acquire through a private contract forty percent of the stock of Chilesat Corp. S.A. from its controlling company Redes Ópticas Chile S.A. and its one-hundred percent affiliated Redes Ópticas (Cayman) Corp. This transaction will be executed without the Company’s having received information or documentation from Chilesat Corp. S.A. or Chilesat S.A., other than that which is available to the market in general. Finally, the Chairman reported that, pursuant to the appraisals made by the financial advisors of the Company and Grupo Telmex, the price for one hundred percent of Chilesat Corp. S.A. and its affiliates amounts to approximately one hundred twenty million United States dollars. Resolutions: After the aforesaid by the Chairman and a brief debate on this matter, the Board of Directors, through a unanimous vote of its members attending this meeting, agreed to the transaction reported by the Chairman. Likewise, after a statement of the principles contained in the aforementioned contract to acquire forty percent of the stock of Chilesat Corp. S.A. and Promise to Hold an OPA, the Chairman reported to the Board of Directors that given the state of progress on the negotiations leading to the realization of the transaction, he believed it necessary to grant a special power of attorney as broad as possible in law in order to be able to perform all actions, procedures, operations, make statements and publications, and sign all acts and contracts required to perform the acquisition. After the foregoing statement, the Board of Directors unanimously agreed to grant a special power of attorney to Mr. Sergio Rodríguez Molleda, which he may exercise individually. Likewise, the Board of Directors also unanimously agreed to grant a special power of attorney to Messrs. Juan Francisco Gutiérrez Irrázabal, Alvaro Anriquez Novoa and Raimundo Gazitúa Larraín and Jorge Portillo Juárez, which shall be exercised jointly by Jorge Portillo Juárez and any of the other persons cited in this paragraph. The authorities of the agents, which shall be exercised individually by Mr. Sergio Rodríguez Molleda, or jointly by Mr. Jorge Portillo Juárez with any of Messrs. Juan Francisco Gutiérrez Irarrázabal, Alvaro Anriquez Novoa and Raimundo Gazitúa Larraín, shall be the broadest authorities of management and disposal required for the realization of the aforementioned transactions, and the agents may, acting in the aforementioned manner, perform all acts and enter into all contracts or agreements regardless of their nature, which are directly or indirectly related to the aforementioned transaction. Merely by way of example, without the following list being taxative, witness is given that such authorities include the following, among others: one) to enter into promissory contracts of any nature, puts and calls; two) buying, selling, trading and in general acquiring and transferring any security, all types of tangible and intangible assets, real estate or chattels, including the shares of joint-stock companies; three) give and receive money and other goods in bailment; four) give and receive good in loan; five) receive goods as security or under mortgage, including with a general guaranty clause, change the order of interests therein, raise them and subrogate them; six) enter into contracts to establish agents, representatives, commissioned agents, distributors, concessionaires, etc., or to establish the company in such capacities; seven) enter into insurance contracts, agreeing premiums, risks, terms and other conditions, collect on policies, endorse them, cancel them, approve or challenge settlements of claim, etc.; eight) enter into commercial current account contracts, become aware of the transactions therein and approve and reject balances; nine) enter into contracts to establish or join companies of any class or purpose, with civil or commercial law, associations, joint-stock, limited partnerships, limited liability or any other nature; establish or form part of community property, associations, joint ventures, de facto business associations, etc.; attend Meetings of Stockholders of joint-stock companies, represent them with a right to vote and speak and others, with authorities to amend them, request their dissolution or termination, including accelerated; state their intent not to continue them; request their liquidation or division; perform one or the other and, in general exercise and waive all actions and rights and perform all obligations pertaining to the company as partner, stockholder, management company, joint owner, liquidator, etcetera, of such companies, organizations, associations, etcetera; ten) enter into labor, collective or individual contracts, hire workers and terminate or request the termination of their contracts and contract the services of professionals or technicians and terminate the same; eleven) enter into any other contract, identifiable or not. In the contracts which the company enters into and in those already granted by it, the mandatary is authorized to agree to and amend all types of agreements and stipulations, whether or not specifically stipulated in the law, whether of their essence, of their nature, or merely accidental; to fix prices, rent, fees, compensation, adjustments, interest, indemnifications, terms, conditions, duties, authorities, time frames and methods of payment and delivery, identify assets, establish areas and boundaries, collect and accept, receive, deliver, agree criminal clauses and/or fines in favor or against the company, accept all types of real guaranties and al types of guaranties in favor of the company, whether real or personal; exercise and waive actions such as those to overturn, rescind, terminate, evict, etcetera; accept and waive rights and actions, rescind, terminate, dissolve, nullify, terminate or request the termination of contracts, demand renditions of accounts, approve them or object to them and, in general, exercise all the rights and actions appertaining to the company; twelve)     represent the company before national or foreign banks, private parties, state or mixed public private companies, with the broadest authorities that might be needed, give them instructions, grant them powers of attorney and grant them commissions of trust, open bank current accounts, credit and/or deposit accounts, deposit in, draw on and overdraw them, withdraw checkbooks or loose checks and close one or the other, all in national or foreign currency, approve or object to the balances in bank current accounts or any other transactions entered into with banks, contract loans, whether as current account credits, simple credits, documentary credits, credits in special accounts, advances on acceptances, lines of credit or in any other manner rent safety deposit boxes, open them, close them and terminate the leases thereof, place or withdraw cash or securities in national or foreign currency, on deposit, in custody or in guaranty and cancel the respective certificates; contract letters of credit in national or foreign currency; undertake exchange transactions, take certificates in guaranty, enter into escrow or equivalent contracts and, in general, perform all types of banking transactions, in national or foreign currency; thirteen) represent the Company in the procedures that must be undertaken before the Foreign Investment Committee and the Central Bank of Chile or other authorities, in relation to the importation or exportation of merchandise, whether temporary or permanent. In the exercise of this commission and without the following list being taxative but rather exemplary, the mandataries or delegates may present and sign records or reports of exports, attached applications, explanatory letters and all classes of documentation required by the Central Bank of Chile; accept bank certificates of guaranty or endorse guaranty policies in the cases in which such bonds are appropriate and request the return of such documents, endorse bills of lading, request the modification of the conditions under which a specific transaction of the company has been authorized; sign the sworn statement on the text of import records or reports and, in general, perform all acts and take all actions leading to the adequate performance of the charge granted to them. With respect to the Central bank of Chile, the present mandate shall remain in effect until such time as the termination hereof is noticed to such Bank by a Public Officer, except if the constituent company or the mandatary takes advantage of any other means of communication, the Central Bank of Chile takes note of the revocation of the power of attorney or the circumstance that it has terminated for any legal reason; fourteen) draw, sign, accept, reaccept, renew, extend, endorse in dominion, collection, or guaranty, protest, collect, cancel, transfer, extend and dispose in any matter of checks, bills of exchange, promissory notes, releases and other commercial or bank documents, whether nominative, to the order of or to the bearer, in national or foreign currency, and take all actions appertaining to the company in relation to such documents; fifteen) open readjustable or non-readjustable savings accounts, fixed-term accounts, current accounts, sight accounts, or conditional accounts, in any commercial bank, in Banco del Estado de Chile, in social security institutions or in any other public law or private law institution, whether to the benefit of the company or in that of its employees, deposit in and draw on them, become aware of the transactions therein, accept or challenge balances and close them; sixteen) invest the company’s money by entering into to that end and in its behalf all contract which are appropriate therefor, with all classes of natural or legal persons, public or private law. The mandatary may in relation to these investments, open accounts, deposit in them, withdraw in whole or in part and at any time the company’s monies, become aware of the transactions therein and close them, capitalize interest and readjustments in whole or in part and at any time, accept or challenge balances and liquidate such investments at any time, etcetera; sixteen) assign and accept assignments of credits, whether nominative, to the order of or to the bearer, with real or personal guaranties or without them and, in general, undertake all classes of transactions with commercial documents, transferable securities, public and commercial notes; twenty-two contract Loans in any form, with any natural or legal person, public or private law with credit and/or development institutions; eighteen) pay and renew obligations and, in general, extinguish by any means, the company’s obligations and collect on and receive out of court all that is owed to it under any title either by a natural or public or private law person, including the Treasury, Tax or semi-tax or autonomous agency Services or Institutions, etcetera, whether in cash or in another type of tangible asset, real estate or chattels, transferable securities, etcetera; nineteen) sign receipts, final settlements and cancellations and, in general, subscribe to, grant, sign, issue, amend and approve all classes of certified or uncertified documents, and may make therein all such statements as they deem necessary or convenient; twenty) encumber the assets of the Company with a lien or a right of use, usufruct and habitation, and establish active and passive easements; twenty-one) appear before all types of political, administrative, tax, customs, municipal authorities which are or are not related to foreign trade; judicial or any other class of authorities and before any public or private law person, tax, quasi-tax, autonomous agencies, institutions, etcetera, with all classes of presentations and declarations, including mandatory ones, amend them and abandon them; twenty-two) deliver to and receive from post offices, telegraph offices, customs offices or state companies or private parties, ground, sea or air shipping companies, all classes of certified and uncertified correspondence, postal packages, drafts, reimbursements, charges, commissions, merchandise, etc., addressed or consigned to the company or sent by it; twenty-three) record industrial, intellectual property, commercial names, commercial trademarks and industrial models, patent inventions, make challenges or request nullity and, in general, perform all procedures and actions appropriate in relation to this matter; twenty-four) represent the company in all litigation and judicial proceedings in which it has an interest or may come to have one, before any ordinary, special, arbitration, administrative court or court of any other nature, as well as involve the company as complainant, defendant, or third party, of any nature, able to take all classes of action, wither they be ordinary, executory, special, non-administrative jurisdiction or of any other nature. In the exercise of this judicial power of attorney, the mandatary is authorized to represent the company with all regular and special authorities of a judicial mandate, and may abandon at first instance the action instituted, answer complaints, accept the contrary complaint, waive appeals and legal terms, answer interrogatories, settle, commit in arbitration, grant arbiters the authority of arbitrators, expand jurisdiction, intervene in conciliation or mediation proceedings, collect and receive; twenty-five) grant general and special mandates and revoke them, delegate and reassume in whole or in part the present power of attorney, as many times as deemed necessary; twenty-six) name employees of the company, establish their compensation, supervise them in the performance of their tasks and terminate their services; and twenty-seven) issue, amend or nullify the regulations required for the Company’s operations. THIRD: PROCESSING OF RESOLUTIONS: Messrs. Juan Francisco Gutiérrez Irarrázabal, Alvaro Anriquez Novoa and Felipe Montero Brunner were authorized, such that any of them acting indistinctly, may proceed to certify in whole or the pertinent parts of the present Minutes, without waiting for the prior approval thereof and to request and sign the registrations, subsidiary registrations and annotations required in the corresponding Registries. There being no other matter of which to treat, the Meeting was adjourned at eleven-thirty o’clock a.m. There are illegible signatures of Messrs Oscar Von Hauske, Sergio Rodríguez Molleda and Jaime Chico Pardo.” Pursuant to the minutes which I have seen and returned to theinterested party. Copy given. In witness and after reading, the party signs. So sworn.

[signature]
JUAN FRANCISCO GUTIERREZ IRARRAZAVAL

[stamp:]	[signature] SERGIO FDO. NOVOA GALAN ALTERNATE NOTARY
[stamp:]	THIS IS A TRUE COPY OF ITS ORIGINAL SANTIAGO, [stamp:] 27 APRIL 2004
[stamp:]	MARIA GLORIA ACHARAN TOLEDO NOTARY PUBLIC OFFICE 42 - A.M. NOTARY - SANTIAGO SERGIO FDO. NOVOA GALAN ALTERNATE NOTARY